EXHIBIT 7

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and "Financial Statements" and to the use of our reports dated March 29, 2002 (with respect to the financial statements of Southland Separate Account L1 and the statutory-basis financial statements of Southland Life Insurance Company), in Post-Effective Amendment No. 9 to the Registration Statement (Form S-6 No. 33-97852) and related Prospectus of Southland Life Insurance Company and Southland Separate Account L1.

     /s/ ERNST & YOUNG LLP

Denver, Colorado
April 19, 2002